================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          J. C. PENNEY COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------
notice of
annual
meeting
of stockholders
and
proxy
statement
1998
J.C. Penney Company, Inc.

JCPENNEY                                             James E. Oesterreicher
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                                                                  April 9, 1998

Dear Stockholders:

On behalf of your Board of Directors and your management, I cordially invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 15, 1998, at 10:00 A.M., local time, at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698.

  You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

  The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.

  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE VIA TELEPHONE AS SET FORTH IN THE PROXY, AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting. If you plan to attend, please so indicate in the appropriate box on your proxy. As in the past, there will be a report on operations, an opportunity to meet your Company's directors and officers, as well as time for questions.

  Thank you for your cooperation and continued support and interest in JCPenney.

                                                   Regards,

                                                /s/ J.E. Oesterreicher

ANY STOCKHOLDER HAVING A DISABILITY REQUIRING SPECIAL ASSISTANCE WHO WOULD LIKE TO ATTEND THE ANNUAL MEETING SHOULD CALL THE SECRETARY OF THE COMPANY AT
(972) 431-1201 AND REASONABLE ACCOMMODATIONS WILL BE MADE TO MEET SUCH NEEDS.

                  ------------------------------------------
                  Customer Service is Our Number One Priority

                  ------------------------------------------
     J. C. Penney Company, Inc. . P.O. Box 10001 . Dallas, TX 75301-0001 Home Office . 6501 Legacy Drive . Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 1998


The Annual Meeting of Stockholders of J. C. Penney Company, Inc. will be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 15, 1998, at 10:00 A.M., local time, for the following purposes:

  1. to elect four directors for a three-year term as described in the accom-panying proxy materials;

  2. to approve the employment of KPMG Peat Marwick LLP as auditors to audit the accounts of the Company for the fiscal year ending January 30, 1999;

  3. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding classification of the Board;

  4. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding submission of the Company's stockholder rights plan to a stockholder vote; and

  5. to transact such other business as may properly come before the meeting.


  Stockholders of record at the close of business on March 16, 1998, are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698, for a period of 10 days prior to the meeting.

Plano, Texas
April 9, 1998                                                  /s/ C. R. Lotter

                                                        C. R. Lotter, Secretary

                            YOUR VOTE IS IMPORTANT
       PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR VOTE BY TELEPHONE

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE (OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY BY TELEPHONE) IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  You may revoke your proxy at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy (either by telephone or by mail), or by personal vote at the meeting.

  The enclosed proxy also serves as the voting instruction card for The Chase Manhattan Bank as agent ("Agent") holding shares of Common Stock of 50c par value of the Company ("Common Stock") of record for participants under the Company's dividend reinvestment plan ("DRIP"). Such voting instructions are intended to cover Common Stock allocated to accounts of DRIP participants from whom an executed voting instruction card is received by the Agent by May 12, 1998 ("Voted Stock") and Common Stock allocated to the accounts of DRIP participants from whom an executed voting instruction card is not received by the Agent by May 12, 1998 ("Undirected Stock"). The Agent will vote as follows: (a) for Voted Stock, in accordance with the instructions given, and
(b) for Undirected Stock, in the same proportion as the vote for the Voted Stock. Separate voting instruction cards are also being furnished to participants who beneficially own Voting Stock (as defined below) in the trusts under the Company's Savings and Profit-Sharing Retirement Plan ("Savings Plan"), and the Company's Savings, Profit-Sharing and Stock Ownership Plan ("LESOP").

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, telegraph, and personal interview, for a fee of approximately $22,500, plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

  The complete mailing address of the Company's principal executive offices is
J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this proxy statement and the form of proxy were first sent or given to stockholders was April 9, 1998.

VOTING RIGHTS

Stockholders of record at the close of business on March 16, 1998, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 252,176,384 shares of Common Stock, and 859,238 shares of Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock") having a Common Stock voting equivalent of 20 votes per share for a combined total voting equivalent of 269,361,144 shares ("Voting Stock"), were outstanding and entitled to vote.

  On that date, a trust maintained under the Company's Savings Plan held 20,361,245 shares of Common Stock representing approximately 7.56% of the Voting Stock, and a trust maintained under the LESOP held 859,238 shares of ESOP Preferred Stock and 7,359,042 shares of Common Stock, representing approximately 9.11% of the Voting Stock. The holdings of both Plans represent approximately 16.67% of the Voting Stock. These trusts have disclaimed beneficial ownership of these shares of Voting Stock.

  The Company has been advised that as of December 31, 1997, Capital Research and Management Company (mutual funds manager) and Capital Guardian Trust Company ("Capital Guardian"), operating subsidiaries of The Capital Group Companies, Inc., located at 333 South Hope Street, Los Angeles, California 90071, exercised investment discretion with respect to 22,798,300 shares of Common Stock. Such shares, owned by various institutional investors, amounted to approximately 9.1% of the then outstanding shares of Common Stock (8.5% of the Voting Stock as of such date). Capital Guardian has sole voting power with respect to 900 of such shares, and neither it nor Capital Research and Management Company has voting power, sole or shared, with respect to the remaining 22,797,400 shares.

  The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of the Voting Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this proxy statement. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting.

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS. The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. In keeping with its long-standing practice, the Company's Board continues to be an independent board. The Company's Board structure is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. The Board currently has seven meetings scheduled for fiscal 1998.

COMMITTEES OF BOARD OF DIRECTORS. The Board of Directors carries out many of its functions through six principal standing committees, which are described on pages 3 and 4. One of these committees, the Committee on Directors, which is composed entirely of directors who are not employees of the Company, selects and recommends to the Board nominees for director on the basis of their recognized experience and achievements, both in commerce and society, and for their ability to bring a wide diversity of skills and experience to the deliberations of the Board. Stockholders also may make recommendations of nominees for director, as explained in greater detail on pages 27 and 28.

CONFIDENTIAL VOTING. In casting their votes, stockholders are also assured that their votes are accorded confidential voting treatment as provided in the Company's confidential voting policy described on page 28.

EXECUTIVE COMPENSATION. The Personnel and Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the annual salaries of employee directors. Please see the Report of Personnel and Compensation Committee on Executive Compensation, which begins on page 10.

CLASSES OF BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board consists of eleven members, with two classes consisting of four directors each and one class consisting of three directors. Of the eleven current directors, two are currently Company employees and nine have principal occupations or employment which are and have been outside the Company.

  Each director is required to be a stockholder of the Company.

BOARD MEETINGS. During fiscal 1997, nine meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 97%. In addition to membership on the Board, directors also serve on one or more of the principal standing committees of the Board. During fiscal 1997, these committees held a total of 27 meetings; no current director attended fewer than 85% of the aggregate total of meetings of the Board and committees on which he or she served.

COMMITTEES

The following describes the principal standing committees of the Board of
Directors:

AUDIT COMMITTEE. The Audit Committee's responsibilities include recommending to the Board of Directors for stockholder approval the independent auditors for the annual audit of the Company's consolidated financial statements. The Committee reviews the independent auditors' audit strategy and plan, scope, fees, audit results, and non-audit services and related fees, internal audit reports on the adequacy of internal controls, the Company's ethics program, status of significant legal matters, the scope of the internal auditors' plans and budget and results of their audits, and the effectiveness of the Company's program for correcting audit findings.

  During fiscal 1997, this Committee met four times. Its members are M. A. Burns, V. E. Jordan, Jr., A. W. Richards, Francisco Sanchez-Loaeza, C. S. Sanford, Jr., and J. D. Williams, who serves as its Chair.

BENEFIT PLANS REVIEW COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's retirement and welfare plans and reviewing annually the financial condition and investment performance results of the Company's retirement plans, annual actuarial valuation reports for the Company's Pension Plan, and the financial condition, investment performance results, and actuarial valuation aspects of the Company's welfare plans.

  During fiscal 1997, this Committee met three times. Its members are J. C. Pfeiffer, A. W. Richards, R. G. Turner, and M. A. Burns, who serves as its Chair.

COMMITTEE ON DIRECTORS. The Committee on Directors' responsibilities include making recommendations to the Board with respect to the size, composition, and functions of the Board of Directors, the qualifications of directors, candidates for election as directors, and the compensation of directors.

  During fiscal 1997, this Committee met six times. Its members are George Nigh, J. C. Pfeiffer, C. S. Sanford, Jr., J. D. Williams, and V. E. Jordan, Jr., who serves as its Chair.

  Stockholders may propose nominations for directors in accordance with the procedures described on pages 27 and 28.

FINANCE COMMITTEE. The Finance Committee is responsible for reviewing the Company's financial policies, strategies, and capital structure.

  During fiscal 1997, this Committee met four times. Its members are M. A. Burns, J. E. Oesterreicher, Francisco Sanchez-Loaeza, W. B. Tygart, and C. S. Sanford, Jr., who serves as its Chair.

PERSONNEL AND COMPENSATION COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, and taking action or making recommendations with respect to the compensation of executive officers, including those who are directors.

  During fiscal 1997, this Committee met eight times. Its members are George Nigh, R. G. Turner, J. D. Williams, and J. C. Pfeiffer, who serves as its Chair.

PUBLIC AFFAIRS COMMITTEE. The responsibilities of the Public Affairs Committee include identifying, analyzing, and bringing to the attention of the Board social and environmental trends, community affairs, and public policy issues which may have a potential impact on the business performance and investment character of the Company, and assuring that Company policy and performance reflect a sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest.

  During fiscal 1997, this Committee met two times. Its members are V. E. Jordan, Jr., A. W. Richards, J. D. Williams, and George Nigh, who serves as its Chair.

  The mailing address for all of these committees is c/o C. R. Lotter, Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0005.

ELECTION OF DIRECTORS (PROPOSAL 1)

As indicated on page 2, under "Classes of Board of Directors", the Board of Directors has been divided into three classes with two classes consisting of four directors each and one class consisting of three directors. At the meeting, four directors will be elected to hold office for a three-year term expiring at the 2001 Annual Meeting of Stockholders. Except for Messrs. Tygart and Williams, who will retire from the Board on April 30, 1998 and May 15, 1998, respectively, the other directors will continue in office, in accordance with their previous election, until the expirations of the terms of their classes at the 1999 or year 2000 Annual Meeting of Stockholders, as the case may be.

  Brief statements setting forth certain information as of March 16, 1998, as to the Board of Directors' nominees for directors for the three-year term expiring at the 2001 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 5 to 7. Each of the nominees is currently a director of the Company.

  If properly executed and timely returned (or properly voted by telephone), the accompanying proxy will be voted for all four nominees for a term expiring at the 2001 Annual Meeting of Stockholders, except where authority so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTOR.

              NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING 2001

[PHOTO OF     M. ANTHONY BURNS, 55
M. ANTHONY Chairman, President and Chief Executive Officer of Ryder System, BURNS APPEARS Inc. (a provider of transportation and logistics services) since
HERE]         1985, with which he has served in positions of increasing
              importance since 1974, including its President since 1979, Chief
              Executive Officer since 1983, and a director since 1979;
              Director of The Chase Manhattan Bank, N. A., The Chase Manhattan
              Corporation, Pfizer, Inc., and Boy Scouts of America; Trustee of the University of Miami; Member of the Policy Committee of The
              Business Roundtable, Chairman of The Business Roundtable's
              Health and Retirement Task Force, and a member of The Business
              Council; Director of the Company since 1988.


[PHOTO OF     JAMES E. OESTERREICHER, 56
JAMES E.      Chairman of the Board of the Company since January 1997 and
OESTERREICHER Chief Executive Officer of the Company since January 1995; Vice APPEARS HERE] Chairman of the Board of the Company from 1995 to 1997;
              President, JCPenney Stores and Catalog, from 1992 to 1995;
              Executive Vice President from 1988 to 1992; Associated with the
              Company since 1964; Director of Brinker International, Inc.,
              Texas Utilities Company, Circle Ten Council--Boy Scouts of
              America, March of Dimes Birth Defects Foundation, National
              Organization on Disability, National Retail Federation, and
              Presbyterian Healthcare Systems; Member of the Policy Committee of the Business Roundtable; Director of the Company since 1995.


[PHOTO OF     FRANCISCO SANCHEZ-LOAEZA, 52
FRANCISCO     Chairman of the Board since 1994, and President, Chief Executive
SANCHEZ-      Officer, and a director since 1992, of Panamerican Beverages
LOAEZA        Inc. (soft drink bottling operations), with which he has served
APPEARS HERE] in positions of increasing importance since 1980; Member of The
              Conference Board; Director of the Company since February 1998.


[PHOTO OF     CHARLES S. SANFORD, JR., 61
CHARLES S.    Retired Chairman of the Board and Chief Executive Officer of
SANFORD, JR. Bankers Trust New York Corporation and its principal subsidiary, APPEARS HERE] Bankers Trust Company, from 1987 to 1996, with which he served in positions of increasing importance since 1961, including its Deputy Chairman from 1986 to 1987 and President from 1983 to
              1986; Director of Mobil Corporation; Member of The Business
              Council and the Foundation Board of Trustees of the University of Georgia; Overseer of The Wharton School, University of
              Pennsylvania; Director of the Company since 1992.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1999


[PHOTO OF     GEORGE NIGH, 70
GEORGE NIGH   President of the University of Central Oklahoma from 1992 to
APPEARS HERE] 1997; Governor of Oklahoma from 1979 to 1987; Lieutenant
              Governor from 1959 to 1963 and from 1967 to 1979; Member of the Oklahoma House of Representatives from 1950 to 1958; Director of
              Local Federal Bank of Oklahoma; Chair, President's Oklahoma City
              Scholarship Fund Advisory Board; Director of the Company since
              1987.


[PHOTO OF     ANN W. RICHARDS, 64
ANN W.        Senior Advisor, law firm of Verner, Liipfert, Bernhard,
RICHARDS      McPherson & Hand since 1995; Formerly Governor of Texas, from
APPEARS HERE] 1991 to 1995; State Treasurer, State of Texas, from 1983 to
              1991; Chair, Democratic National Convention, 1992; Director of
              TIG Holdings, Inc.; Director of the Company since 1995.


[PHOTO OF     JOSEPH D. WILLIAMS, 71
JOSEPH D.     Retired Chairman and Chief Executive Officer of Warner-Lambert
WILLIAMS      Company (pharmaceuticals, health care, and consumer products)
APPEARS HERE] from 1985 to 1991, with which and with a related company he served in positions of increasing importance since 1950, including its President and Chief Operating Officer from 1979 to 1985; Director of Eckerd Corporation, Rockefeller & Co., and
              Therapeutic Antibodies Inc.; Trustee of Columbia University,
              Project Hope, Liberty Science Center, and the United Negro
              College Fund; Director of the Company since 1985.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 2000


[PHOTO OF     VERNON E. JORDAN, JR., 62
VERNON E.     Senior Partner, law firm of Akin, Gump, Strauss, Hauer & Feld,
JORDAN, JR.   L.L.P. since 1992; Partner since 1982; President from 1977 to
APPEARS HERE] 1981 and Executive Director from 1972 to 1977 of the National
              Urban League; Director of American Express Company, Bankers
              Trust Company, Bankers Trust New York Corporation, Callaway Golf
              Company, Chancellor Media Corporation, Dow Jones & Company,
              Inc., Revlon Group Incorporated, Revlon, Inc., Ryder System,
              Inc., Sara Lee Corporation, Union Carbide Corporation, and Xerox
              Corporation; Trustee of The Ford Foundation and Howard
              University; Director of the Company since 1973.


[PHOTO OF     JANE C. PFEIFFER, 65
JANE C.       Independent management consultant; Chairman of the Board of
PFEIFFER      National Broadcasting Company, Inc. from 1978 to 1980;
APPEARS HERE] Independent management consultant from 1976 to 1978; Vice
              President of Communications and Government Relations of
              International Business Machines Corporation from 1972 to 1976;
              Director of Ashland Oil, Inc., International Paper Company, and
              The Mutual Life Insurance Company of New York; Trustee of The
              Conference Board and of the University of Notre Dame; Director of the Company since 1977.


[PHOTO OF     R. GERALD TURNER, 52
R. GERALD     President of Southern Methodist University since 1995; Formerly
TURNER        Chancellor of the University of Mississippi, from 1984 to 1995;
APPEARS HERE] Chairman, Commission on Education for the Teaching Profession,
              from 1990 to 1991; Member, President's Commission, the National
              Collegiate Athletic Association, from 1989 to 1992; Director of
              Capstar Broadcasting Corp., ChemFirst Corporation, and Mobil
              Telecommunications Corporation; Director of the Company since
              1995.


[PHOTO OF     W. BARGER TYGART, 62
W. BARGER     Vice Chairman of the Board of the Company since November 1997;
TYGART        President and Chief Operating Officer from January 1995 to
APPEARS HERE] November 1997; Senior Executive Vice President from 1992 to
              1995; Executive Vice President from 1987 to 1992; Associated with the Company since 1960; Chairman of Council of the Past
              Presidents and Executive Committee, The Fashion Association;
              Director and Executive Committee Member, North Texas Public
              Broadcasting; Director of the Education Foundation for the Fashion Industries--Fashion Institute of Technology, and the
              Corporate Advisory Board, National Council of LaRaza; Member of the Advisory Board, Harvey and Bernice Jones Eye Institute;
              Advisory director of American Studies at Harding University;
              Member of the College of Business Advisory Board at the University of Arkansas; Director of the Company since 1995.

MANAGEMENT OWNERSHIP OF COMMON STOCK AND ESOP PREFERRED STOCK

The following table shows, as of March 16, 1998, the beneficial ownership of shares of Voting Stock by each present director and by the five most highly compensated executive officers serving as of the last fiscal year (the "Named Executive Officers"), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Voting Stock credited to their accounts under the Company's Savings Plan and LESOP. As shown in the last two columns, substantial portions of the shares indicated as beneficially owned are actually unissued shares attributable to unexercised and unexpired options for Common Stock. The combined beneficial ownership of shares of Common Stock and Common Stock voting equivalents of each director and Named Executive Officer and of all directors and executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes less than 1% of the total Voting Stock as of March 16, 1998.

                                                 Number           Number
                                              attributable     attributable
                                   Number    to unexercised     to options
                                 of shares   and unexpired  exercisable within
                                beneficially  options for       60 days of
Name or Group                      owned      Common Stock    March 16, 1998
------------------------------------------------------------------------------
Directors:
 M. A. Burns                        13,500         8,800            8,800
 V. E. Jordan, Jr.                  16,647        12,000           12,000
 George Nigh                        12,160         8,800            8,800
 J. E. Oesterreicher               422,960       347,940          227,940
 J. C. Pfeiffer                     15,120        10,800           10,800
 A. W. Richards                      3,685         2,400            2,400
 F. Sanchez-Loaeza                     500             0                0
 C. S. Sanford, Jr.                 10,500         4,800            4,800
 R. G. Turner                        3,638         1,600            1,600
 W. B. Tygart                      269,468       180,800          157,800
 J. D. Williams                     29,200         8,800            8,800
Named Executive Officers:*
 J. T. Cody, Jr.                   206,571       130,410          107,410
 T. D. Hutchens                    107,424        77,972           58,972
 F. A. Newman                      143,616       139,192          120,192
All present directors and
 executive officers as a group   1,922,918     1,357,708        1,072,408
------------------------------------------------------------------------------

* In addition to Messrs. Oesterreicher and Tygart who also serve as directors.

DIRECTORS' FEES

Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Associate Directors") are paid an annual retainer of $26,400, plus $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any committee of the Board. The chair of the Audit Committee and the Personnel and Compensation Committee of the Board are each paid an additional annual fee of $4,500; the chair of the Benefit Plans Review Committee, the Committee on Directors, the Public Affairs Committee, and the Finance Committee of the Board are each paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. One Non-Associate Director sits on the Board of Directors of Thrift Drug, Inc. which is a subsidiary of the Company ("Thrift"). This Non-Associate Director receives $2,000 for attendance at each meeting of Thrift's Board, $2,000 for attendance at each meeting of a committee of the Thrift Board on which he sits, and is reimbursed for expenses incurred for meeting attendance. He does not receive an annual retainer for serving on the Thrift Board. Directors who are Representatives under an Indemnification Trust Agreement between the Company and The Chase Manhattan Bank, as trustee, (currently Directors Jordan, Pfeiffer, and Williams), are paid an annual retainer of $5,000, plus $600 for each meeting of the Representatives and are reimbursed for expenses of meeting attendance. During fiscal 1997, no such meetings were held. Non-Associate Directors are also paid $800 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. During fiscal 1997, Non-Associate Directors Pfeiffer and Williams were each paid $400, and Non-Associate Director Sanford was paid $800, for such services. A director may elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. During fiscal 1997, three directors elected such deferral.

  Pursuant to a retirement plan for Non-Associate Directors, a director serving as of February 12, 1997, and any person who served as a Company director prior to such date, who is not entitled to receive benefits under the Company's Pension Plan, will be paid a retirement benefit after serving as a member of the Board for a period of not less than five years, unless such Non-Associate Director elected to discontinue participation in the retirement plan. For such director retiring on his or her normal retirement date, as defined in the retirement plan, annualized benefits will equal the annual retainer for directors from time to time then in effect. During fiscal 1997, each eligible Non-Associate Director who elected to remain in the retirement plan was granted a stock award of 200 shares of restricted Common Stock under the Company's 1997 Equity Compensation Plan ("Equity Plan"). Each Non-Associate Director who was not eligible for the retirement plan or who elected not to participate in the retirement plan was granted a stock award of 500 shares of restricted Common Stock under the Equity Plan. Non-Associate Directors elected or appointed to the Company's Board after February 12, 1997 are not eligible to receive retirement benefits. Pursuant to the Company's Bylaws, no person may continue to serve as a director after the Company's annual meeting of stockholders in the calendar year in which such person attains age 72.

  Directors are eligible to participate in the Company's Directors' Charitable Award Program ("Charitable Award Program"). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. The Board may, at any time, without the consent of any participating director, amend, suspend, or terminate this Program. Nine of the current directors have elected to participate in the Charitable Award Program.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's compensation policies are established and implemented by the Personnel and Compensation Committee of the Board of Directors ("Committee"), which is composed entirely of non-employee directors. In addition to determining and approving annual salaries of officers who are not directors and making recommendations to the full Board regarding the annual salaries of associate directors, the Committee determines and approves payments under the Company's annual and long-term incentive compensation programs and makes awards under the Company's 1997 Equity Compensation Plan ("Equity Plan"). In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company's executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present.

COMPENSATION PHILOSOPHY. Since the Company's founding in 1902 by James Cash Penney and as set forth in the Penney Idea adopted in 1913, the JCPenney compensation philosophy has been based on the following: To reward the men and women in our organization through participation in what the business produces.

  Compensation is tied directly to the achievement of the Company's annual and long-term performance goals. In this manner, the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. In general, an executive's compensation package consists of: (1) base salary, (2) annual profit incentive compensation, and (3) long-term incentive compensation of both cash and stock. (See "Summary Compensation Table" on page 15.) As an executive's Position Responsibility Level ("PRL") increases, a greater portion of his or her compensation is linked to Company performance.

BASE SALARY AND INCENTIVE COMPENSATION PAYMENTS. Total annual cash compensation consists of base salary and short and long-term incentive compensation. Base salary is set by the Committee from a range determined by the officer's PRL. For executive officers, the midpoint of such range typically has been set below median base pay rates for comparable executives because of the Company's emphasis on incentive compensation tied to Company performance as a means to provide competitive pay levels. In determining base salary, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. The Company believes it competes with the companies constituting the S&P 500 Retail Index for department stores as well as other major retailers in the United States and selected Fortune 200 companies for executive talent. In setting base salaries, the Committee compares the Company's cash compensation package with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers as a group, and its Chairman of the Board and Chief Executive Officer ("CEO"), at or near the 50th percentile of competitive pay for comparable executives when Company performance goals are "met" and at or near the 75th percentile when Company performance "exceeds" pre-established targets. The Committee regularly reviews base salary levels to determine if salary increases are merited. The length of time between increases generally ranges from 12 to 14 months.

  Annual profit incentive compensation can be earned by eligible management associates of the Company (other than Eckerd Corporation ("Eckerd") associates) under the Company's 1989 Management Incentive Compensation Program ("Incentive Program"). The amount of this cash award is based on the number of profit incentive units credited to a particular PRL and the value, as determined by the Committee, assigned to each unit. The number of profit incentive units credited is a given percentage, based on PRL, of base salary. A unit value is determined for the total Company based on the Company's performance against two factors: total revenues as measured against the Company's goal for the year (weighted at approximately 30%), and basic earnings per share for the current year as measured against basic earnings per share for the preceding year (weighted at approximately 70%). Unit values are also determined for each of the Company's major operating divisions, other than drugstores, based on performance against its sales and profit goals for the year (typically the sales and profit factors are given equal weight). For executive officers with broad Company responsibility, 1997 unit values were based 50% on total Company revenue and earnings per share ("EPS") results and 50% on a blended unit value called "Company Management". The Company Management unit value is based 30%, 30%, and 20%, respectively, on the sales and profit results of the Company's Region, Merchandising, and Catalog operating units, and 20% on total Company revenue and EPS results. For executive officers with specific operating responsibilities, 50% of their annual incentive pay is tied to total Company performance, using the same factors described above, and 50% to the operating division or divisions which they direct.

  Eligible Eckerd associates, including Mr. Newman, participate in the Eckerd Corporation Key Management Bonus Plan ("KMBP"), a compensation plan in place at Eckerd prior to the Company's acquisition of Eckerd. The KMBP is also a performance based annual incentive compensation program, which pays a cash bonus to participants generally based on the extent to which identified Eckerd financial objectives for the fiscal year, including earnings before interest and taxes, return on investment, and sales, have been achieved. There are six levels of KMBP participation and the participation level of each eligible Eckerd associate is determined by his or her title. At each participation level, "threshold", "target", and "goal" payout percentages have been set based on Eckerd's actual performance relative to its plan for the fiscal year. The various financial objectives for each participant are weighted and the participant's actual payout percentage, which is a percentage of eligible base salary, represents the sum of the weighted payout percentages for each financial objective. The Company has the discretion, however, to determine a different payout percentage if it believes that such payout percentage is warranted in light of the circumstances surrounding Eckerd's results for the year.

  For fiscal 1997, long-term incentive compensation for eligible management associates of the Company and its subsidiaries, including Eckerd, was set by the Committee under the Company's 1984 Performance Unit Plan ("PUP"). Similar to the Incentive Program, the annual amount paid under the PUP is based on the number of performance units credited to a particular PRL and the value assigned to each unit. The number of performance units is calculated by multiplying the sum of base salary and profit incentive compensation opportunity valued at $1.00 per unit (or, in the case of Eckerd, at target) by a given percentage, based on PRL (or, in the case of Eckerd, grade level). The value of each performance unit is determined by the Committee and is based on the Company's return on equity ("ROE") measured over a three-year period and EPS, as determined by the Committee, measured over this same period and the five consecutive fiscal years immediately preceding this three-year period, as well as the Company's financial performance (i.e., ROE and EPS), relative to a selected group of retail competitors. The calculation is based upon a matrix award schedule having various performance unit value ranges at specified ROE/EPS performance combinations. While there is no specific weighting of these factors, ROE generally has a greater impact on the value than does EPS. The selected group of competitors includes those making up the S&P 500 Retail Index for department stores and other major retailers which, based upon size and target customer, have a reasonable basis for comparison to the Company. The Committee may, in its discretion, assign a performance unit value outside of the matrix award schedule if it determines that such unit value is warranted by the Company's ROE and EPS performance results for the measurement period. (See "Long-Term Incentive Plans-Awards in Last Fiscal Year" on page 19.)

  For fiscal 1997, the combined payments from the Incentive Program and PUP accounted for 61% to 68% of the total cash compensation of the Named Executive Officers (other than Mr. Newman), depending on the Company's sales and earnings performance and the executive's PRL. The combined payments from the KMBP and PUP accounted for 43% of Mr. Newman's total cash compensation for fiscal 1997.

  Effective February 1, 1998, the Board of Directors approved and adopted the
J. C. Penney Company, Inc. 1998 EVA(R) Performance Plan ("EVA Performance Plan"), which replaces the PUP. As with the PUP, the number of performance units granted to each participant is calculated by multiplying the sum of base salary and profit incentive compensation valued at $1.00 per unit (or, in the case of Eckerd, at target) by a given percentage, based on PRL. The value of each performance unit for a given fiscal year is determined by the Committee and is based on the change in the Company's "economic value added" or "EVA" from the previous fiscal year, measured against predetermined EVA growth targets. EVA is a Company's after-tax net operating profit minus a charge for the capital employed (both debt and equity) for a given fiscal year. The aggregate value of each participant's performance units for the fiscal year, which may be positive or negative based on the Company's performance, is added to a "bonus reserve account" established for such participant. Annual payments to participants under the EVA Performance Plan will be made from each participant's bonus reserve account in amounts equal to up to 100% of the participant's target award for such fiscal year (i.e., the number of performance units granted for the fiscal year at $1.00 per unit), to the extent that the bonus reserve account balance is positive, plus 50% of any remaining positive balance. Since a participant's bonus reserve account balance may be negative it is possible that a participant would not receive a cash award under the EVA Performance Plan in a given fiscal year.

EQUITY AWARDS. The Company makes equity awards to eligible associates to align their interests with stockholders. Generally, an executive's participation in the Equity Plan and the size of the award are a function of the executive's PRL. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options and stock awards have been granted under the Equity Plan.

  As of March 2, 1998, options covering approximately 1,600,000 shares of Common Stock under the Equity Plan (to approximately 2,000 management employees of the Company and its subsidiaries) were granted at an option price of $71.2812 per share. Generally, the retention period for the underlying shares is two years from the date of exercise of the option. Also, all participants in the Equity Plan are subject to certain minimum Company stock ownership guidelines. (See "Associate Stock Ownership Guidelines" on page 20).

  The Company has never reduced the exercise prices of outstanding stock options under the present or any prior option plan.

1997 COMPENSATION. In 1997, the total Company unit value under the Incentive Program was $1.49 as compared to $1.35 in 1996 and $1.23 in 1995. As noted previously, no associate's 1997 incentive compensation was based solely on the total Company performance measurement. The 1997 Incentive Program unit values for Messrs. Oesterreicher, Tygart, Cody, and Hutchens were $1.488, $1.488, $1.485, and $1.475, respectively. Mr. Newman's 1997 payout percentage under the KMBP was 35% of his eligible base salary.

  The PUP unit value for the three-year measurement period ending in 1997 was $1.20 as compared to $1.40 in 1996 and $1.85 in 1995. Average ROE was 13.7%, 16.0%, and 18.2% for the measurement periods ending in 1997, 1996, and 1995, respectively. Average EPS percentage growth, as determined by the Committee, for each of these same three years was 3.1% (1997), 8.8% (1996), and 14.9%
(1995).

CEO COMPENSATION. As shown in the Summary Compensation Table, the CEO's base salary for 1997 was $560,826. For 1997, over 68% of the CEO's total cash compensation consisted of annual and long-term cash incentive awards (compared to 68% and 66% for fiscal 1996 and 1995, respectively). The CEO's compensation was based on the same performance factors applicable to all executive officers, as discussed in the preceding paragraphs. No unique evaluation factors are utilized with respect to determining the CEO's compensation.
--------
EVA(R) is a registered trademark of Stern Stewart & Co.

  As discussed above, the Company's executive compensation philosophy emphasizes incentive compensation tied to Company performance. The deductibility of executive compensation is limited in certain circumstances by
Section 162(m) of the Internal Revenue Code. The Company's Equity Plan satisfies the requirements of Section 162(m) regarding stock option grants. With respect to the Company's other compensation programs, the Committee believes that these programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company culture and objectives and, accordingly, has determined not to amend these plans at this time. For fiscal 1997, the limitations of Section 162(m) applied to compensation paid to three Company executives.

PERSONNEL AND COMPENSATION COMMITTEE

J. C. Pfeiffer, Chair                  R. G. Turner
George Nigh                            J. D. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. George Nigh, J. C. Pfeiffer, R. G. Turner, and J. D. Williams served as members of the Committee during the Company's 1997 fiscal year.

  Mr. Jordan is a senior partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., which is one of a number of firms which have provided or will provide legal services to the Company and its subsidiaries.

  In connection with its acquisition of Eckerd Corporation ("Eckerd"), the Company requested that Mr. Newman, Eckerd's Chairman, President and Chief Executive Officer, enter into an amendment to his existing employment agreement to guarantee his continued employment with Eckerd for at least three years after the acquisition. As amended, the agreement, which provides for an initial base salary of $575,000, has a three-year term beginning February 27, 1997, after which it is automatically renewed annually until terminated by the Company or Mr. Newman. Upon involuntary termination of his employment, other than for cause, Mr. Newman is entitled to a severance payment of two times his then current annual base salary, payable in monthly installments over a two year period. In addition, upon termination by the Company within two years, or termination by Mr. Newman for Good Reason (as defined therein) at least one year but less than two years, after a Change of Control (as defined therein), he will receive a lump sum severance payment of 2.9 times base salary and all previously granted incentive awards will vest immediately. Unless terminated for cause, Mr. Newman will also receive a pro rata portion of his applicable bonus compensation and, subject to certain limitations, the Company will continue certain insurance and medical benefits for two years.

                 FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON

The following is a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:


                       [PERFORMANCE GRAPH APPEARS HERE]

           ---------------------------------------------------------
                           S & P DEPARTMENT STORES:

           JCPenney, Dillard, Federated, May, Mercantile, Nordstrom
           ---------------------------------------------------------

                      1992       1993      1994      1995      1996     1997
--------------------------------------------------------------------------------
JCPenney               100        151       124       152       153      226
--------------------------------------------------------------------------------
S&P 500                100        113       113       157       199      252
--------------------------------------------------------------------------------
S&P Dept. Stores       100        115       102       121       130      172
--------------------------------------------------------------------------------

The stockholder returns shown are neither determinative nor indicative of future performance.

                          SUMMARY COMPENSATION TABLE

                                                                    Long Term Compensation
                                                                 -----------------------------
                                  Annual Compensation                   Awards         Payouts
                              ---------------------------------- --------------------- -------
                                                                            Securities
                                                       Other     Restricted Underlying
                                                       Annual      Stock     Options/   LTIP       All Other
Name and                      Salary      Bonus     Compensation  Award(s)     SARs    Payouts    Compensation
Principal Position       Year   ($)        ($)          ($)        ($)(1)     (#)(2)   ($)(3)        ($)(4)
--------------------------------------------------------------------------------------------------------------
Oesterreicher, J. E.     1997 560,826    792,784          --        --        60,000   406,823       79,773
(Chairman of the         1996 458,008    587,613          --        --        60,000   387,612       56,100
Board and Chief          1995 395,017    412,990          --        --        27,000   974,554       42,109
Executive Officer)
Tygart, W. B.            1997 405,064    482,188       26,150(5)    --        23,000   218,734       55,632
(Vice Chairman           1996 390,423    421,813       42,831(5)    --        23,000   245,966       48,345
of the Board)            1995 367,010    361,137       48,727(5)    --        23,000   817,661       37,881
Cody, J. T., Jr.         1997 337,215    382,274          --        --        19,000   167,949       42,280
(President and           1996 304,598    309,548          --        --        19,000   171,641       35,396
Chief Operating          1995 281,544    259,724          --        --        19,000   636,348       28,064
Officer, JCPenney
Stores, Merchandising,
Marketing, and Catalog)
Hutchens, T. D.          1997 304,968    337,261          --        --        19,000   147,300       40,210
(President and           1996 291,603    306,183          --        --        19,000   164,318       33,886
Chief Operating          1995 269,532    248,644          --        --        19,000   627,404       27,317
Officer, International)
Newman, F. A.            1997 595,079(6) 207,200(7)       --        --           --    245,088          --
(Chairman, President     1996 578,079    237,542(7)       --        --           --    313,733(8)    23,977
and Chief Executive      1995 533,449    419,805(7)       --        --           --    184,894(8)    20,567
Officer, Eckerd
Corporation)
--------------------------------------------------------------------------------------------------------------

(1) Each of the Named Executive Officers received a grant of performance units in 1997 under the JCPenney Making Profit Grow ("MPG") Program. Based on the Company's results for fiscal 1997, no MPG awards vested. In addition, Mr. Newman received a grant of performance units under the JCPenney Drug Store Partner Incentive Award ("PIA") Program. Based on Eckerd's results for fiscal 1997, no shares were credited pursuant to this award. For a description of the MPG Program and the PIA Program, see page 20. Each of the Named Executive Officers other than Mr. Newman holds shares of restricted stock which were earned on January 26, 1996 under the Company's Shareholder Value Award ("SVA") Program based upon Company performance as measured by the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. Dividends are paid on all shares from the date of award. The number of such shares of restricted stock with continuing retention periods held by such Named Executive Officers, and their aggregate value as of January 30, 1998, are, respectively, as follows: Mr. Oesterreicher, 7,938 shares, $534,823; Mr. Tygart, 6,669 shares, $449,324; Mr. Cody, 5,536 shares, $372,988; and Mr.
    Hutchens, 1,560 shares, $105,105. Due to retention period requirements, future value realized on these stock award shares may differ from the value on the date they were earned.
(2) No SARs have been granted since 1987. Pursuant to the terms of the Company's acquisition of Eckerd, each share of Eckerd common stock was converted into .6604 of a share of the Company's Common Stock, and each option to purchase shares of Eckerd common stock was converted into an option to purchase shares of Company Common Stock at the same ratio. As a result, Mr. Newman's holdings of Eckerd common stock and stock options were converted into 4,424 shares of Common Stock and 120,192 options to purchase shares of the Company's Common Stock, respectively. Mr. Newman received grants of 90,000 and 30,000 Eckerd stock options in fiscal 1996 and fiscal 1995, respectively, but did not receive any grant of stock options under the Company's or Eckerd's equity plans in 1997.
(3) This amount reflects long-term incentive plan payments made pursuant to the Company's Performance Unit Plan ("PUP"). For a description of PUP, see "Report of Personnel and Compensation Committee on Executive Compensation" on pages 10 to 13. For 1995 only, the amounts shown for the Named
    Executive Officers other than Mr. Newman include both payments made under PUP and the value, as of January 26, 1996, of shares of restricted stock awarded under the SVA Program.
(4) Represents Company contributions or allocations on behalf of the following executive officers under the LESOP and the Benefit Restoration Plan, which, for the last fiscal year, were, respectively: Mr. Oesterreicher, $8,309 and $71,464; Mr. Tygart, $8,309 and $47,323; Mr. Cody, $8,309 and
    $33,971; and Mr. Hutchens, $8,309 and $31,901. The allocations presently made under the Benefit Restoration Plan were, prior to 1995, made under the Supplemental Retirement Program for Management Profit-Sharing Associates. For a description of the Benefit Restoration Plan and the Supplemental Retirement Program, see "Retirement Income" on pages 21 to 23. In the case of Mr. Newman, the amounts shown represent allocations made by Eckerd pursuant to the Eckerd Profit-Sharing Plan and the Eckerd Executive Excess Plan. As of the date of this Proxy Statement, such amounts were not calculable with respect to 1997.
(5) Tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan.
(6) In connection with its acquisition of Eckerd, the Company requested that Mr. Newman enter into an amendment to his existing employment agreement. For a description of the terms of Mr. Newman's employment agreement, as amended, see page 13.
(7) This amount reflects payments made to Mr. Newman pursuant to Eckerd Corporation's Key Management Bonus Plan ("KMBP"). Mr. Newman does not participate in the Company's 1989 Management Incentive Compensation Program. For a description of the KMBP, see "Report of Personnel and Compensation Committee on Executive Compensation" on pages 10 to13.
(8) Represents amounts paid to Mr. Newman under the Eckerd Corporation Executive Three Year Bonus Plan, which was terminated in connection with the Company's acquisition of Eckerd.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1997. Such options are exercisable after one year from the date of the grant. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options, which would result in a stock price of $79.00 and $125.80, respectively. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

                          Individual Grants
-----------------------------------------------------------------------
                           Number of                                    Potential Realizable
                           Securities   % of Total                            Value at
                           Underlying  Options/SARs Exercise               Assumed Annual
                          Options/SARs  Granted to  or Base                Rates of Stock
                            Granted    Employees in  Price   Expiration  Price Appreciation
      Name                   (#)(1)    Fiscal Year   ($/Sh)     Date     for Option Term(2)
---------------------------------------------------------------------------------------------
                                                                            5%        10%
Oesterreicher, J. E.
(Chairman of the Board
and Chief Executive
Officer)                     60,000        4.8       48.50    2/23/07   $1,830,000 $4,638,000
Tygart, W. B.
(Vice Chairman of the
Board)                       23,000        1.8       48.50    2/23/07   $  701,500 $1,777,900
Cody, J. T., Jr.
(President and Chief
Operating Officer,
JCPenney Stores,
Merchandising,
Marketing, and Catalog)      19,000        1.5       48.50    2/23/07   $  579,500 $1,468,700
Hutchens, T. D.
(President and Chief
Operating Officer,
International)               19,000        1.5       48.50    2/23/07   $  579,500 $1,468,700
Newman, F. A.
(Chairman, President and
Chief Executive Officer,
Eckerd                         --           --         --        --         --         --
Corporation)(3)
---------------------------------------------------------------------------------------------

(1) No SARs were granted in the last fiscal year.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(3) Mr. Newman is the holder of 120,192 options to purchase shares of the Company's Common Stock, which he received in exchange for his options to purchase shares of Eckerd common stock in connection with the Company's acquisition of Eckerd, which was completed on February 27, 1997. Mr. Newman did not receive any grant of stock options under the Company's or Eckerd's equity plans in the last fiscal year.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

The following table shows stock option exercises by Named Executive Officers during fiscal 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 1997 year-end price of the Company's Common Stock.

                                                            Number of
                                                           Securities        Value of
                                                           Underlying      Unexercised
                                                           Unexercised     In-the-Money
                                                         Options/SARs at Options/SARs at
                                                            FY-End(#)       FY-End($)
                          Shares Acquired     Value       Exercisable/     Exercisable/
      Name                  on Exercise   Realized($)(1)  Unexercisable  Unexercisable(2)
-----------------------------------------------------------------------------------------
Oesterreicher, J. E.          11,292         370,050         167,940(E)     4,593,367
(Chairman of the Board                                        60,000(U)           -0-
and Chief Executive
 Officer)
Tygart, W. B.                  2,932          74,715         138,794(E)     4,352,001
(Vice Chairman of the Board)                                  23,000(U)           -0-
Cody, J. T., Jr.               3,112          79,745          88,410(E)     2,521,371
(President and Chief Operating                                19,000(U)           -0-
Officer, JCPenney
Stores, Merchandising,
Marketing, and Catalog)
Hutchens, T. D.                1,364          50,212          49,473(E)     1,465,755
(President and Chief Operating                                 9,499(U)           -0-
Officer, International)
Newman, F. A.                    --              --          120,192(E)     6,492,977
(Chairman, President and Chief                                   -0-(U)           -0-
Executive Officer,
Eckerd Corporation)(3)
-----------------------------------------------------------------------------------------

(1) Since most shares reported here continue to be held by participants, and considering certain shares have holding period requirements, the future value realized on such shares upon actual disposition may differ from the value reported here on the exercise date.
(2) Value is based on the closing price on the last trading day of the fiscal year, which, as of January 30, 1998, was $67.375.
(3) Mr. Newman is the holder of 120,192 options to purchase shares of the Company's Common Stock, which he received in exchange for his options to purchase shares of Eckerd common stock in connection with the Company's acquisition of Eckerd, which was completed on February 27, 1997. All of such options are immediately exercisable. Mr. Newman did not exercise any of such options in the last fiscal year.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The following table represents 1997 payouts under the 1984 Performance Unit Plan ("PUP"). The percent of the PUP award earned is based on the Company's performance against the following indices: (1) average return on equity; (2) average annual percent increase in earnings per share, as determined by the Committee; and (3) the performance of a selected group of competitors. The value of each performance unit, as determined by the Committee, times the number of performance units yields the annual payout under PUP. (See "Report of Personnel and Compensation Committee on Executive Compensation--Base Salary and Incentive Compensation Payments", which begins on page 10.)

  Average ROE and EPS performance will yield the percent of PUP awards earned, which can range from 0 to 230%. The range of percent of awards earned increases with improved average ROE and EPS performance. The average ROE and EPS performance in 1995-97 are 13.7% and 3.1%, respectively, resulting in an award range of $.95 to $1.45 per unit. The Committee may, in its discretion, grant PUP awards outside of this range if it determines that such grant is warranted by the Company's ROE and EPS performance results for the measurement period.

                                                        Estimated Future Payouts
                                         Performance or  Under Non-Stock Price-
                            Number of     Other Period       Based Plans(2)
                             Shares,         Until      -------------------------
                          Units or Other Maturation or  Threshold Target  Maximum
      Name                 Rights(#)(1)      Payout        ($)      ($)     ($)
---------------------------------------------------------------------------------
Oesterreicher, J. E.         339,019       1995-1997     322,068  406,823 491,578
(Chairman of the Board
and Chief Executive
Officer)
Tygart, W. B.                182,279       1995-1997     173,165  218,734 264,304
(Vice Chairman of the
Board)
Cody, J. T., Jr.             139,957       1995-1997     132,959  167,949 202,938
(President and Chief
Operating Officer,
JCPenney Stores,
Merchandising,
Marketing, and Catalog)
Hutchens, T. D.              122,750       1995-1997     116,612  147,300 177,987
(President and Chief
Operating Officer,
International)
Newman, F. A.                204,240       1995-1997     194,028  245,088 296,148
(Chairman, President and
Chief Executive Officer,
Eckerd Corporation)
---------------------------------------------------------------------------------

(1) This number represents the number of PUP performance units granted in fiscal 1997 and is a function of base salary plus profit incentive compensation valued at $1.00 per unit (or, in the case of Eckerd, at target) and the individual's PRL (or, in the case of Eckerd, grade level).
(2) The amounts shown represent fiscal 1997 award payout ranges for PUP.

MAKING PROFIT GROW PROGRAM. Effective March 12, 1997, the Personnel and Compensation Committee of the Board of Directors ("Committee") approved the JCPenney Making Profit Grow Program as an additional equity incentive element of the Equity Plan. This Program is intended to closely align management performance with stockholder interests by rewarding performance which exceeds the Company's 1997 and 1998 profit plans as approved by the Board of Directors.

  Participants receive Making Profit Grow awards ("MPGs") which will be paid in restricted stock, if and when they vest, based on results against the Company's planned income from operations for 1997 and 1998. Vesting of a participant's MPGs is based upon two factors: (i) the participant's business segment must achieve at least 102% of its plan for income from operations, and
(ii) the Company as a whole must achieve at least 102% of its plan for income from operations. In addition, bonus MPG awards will be paid if both the participant's business segment and the Company achieve at least 102% of their respective cumulative targets for income from operations for 1997 and 1998. Each MPG award is equivalent to one share of Common Stock for valuation purposes, and, if they vest, will be paid in shares of Common Stock having a two year retention period. Except to determine whether bonus MPGs will be awarded, results for 1997 and 1998 are calculated separately; consequently, an award may vest in one or both years. For fiscal 1997, no MPG awards vested.

JCPENNEY DRUG STORE PARTNER INCENTIVE AWARD PROGRAM. Effective March 12, 1997, the Committee also approved the JCPenney Drug Store Partner Incentive Award Program to motivate and reward key Eckerd associates for the achievement of aggressive profit plans for 1997-1999. Under this program, Partner Incentive Awards ("PIAs") are granted to participants in each of the three years in the measurement period but are only credited after the close of each fiscal year, if at all, based on Eckerd's actual operating income results for such fiscal year compared to planned operating income for the period. At the conclusion of the program, the number of credited PIAs which vest, if any, will be based upon Eckerd's cumulative sales and operating income results for the three-year period against plan. Each PIA award is equivalent to one share of Common Stock for valuation purposes, and, if they vest, will be paid in shares of Common Stock having a two year retention period. For fiscal 1997, no PIAs were credited.

ASSOCIATE STOCK OWNERSHIP GUIDELINES. The Company has adopted a Stock Ownership Guidelines Program for certain of its management employees and store managers. The Guidelines were enacted to further encourage and support a "stakeholder" mentality among these employees in order to align their interests with other Company stockholders. Pursuant to the Guidelines, all participants in the Company's Equity Plan are required to own a minimum amount of Common Stock based upon a multiple (the "Ownership Multiple") of the midpoint of the base salary range for such participant's PRL (or the equivalent PRL for associates of the Company's subsidiaries). Under the Guidelines, the Ownership Multiples range from seven times the base salary range midpoint for the CEO to one-half times the base salary range midpoint for non-officers and store managers. The compliance period for these Guidelines is five years from the implementation of the Guidelines, or election as officer or change in status, if later.

DEFERRED COMPENSATION PLAN. Participant contributions to qualified savings plans were limited in 1997 by a $160,000 compensation limit imposed by the Internal Revenue Service. The Board of Directors of the Company approved the
J. C. Penney Company, Inc. 1995 Deferred Compensation Plan as a vehicle for associates earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the compensation limit as a means of saving for retirement. Participants in the Deferred Compensation Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant's retirement, death, or other separation from the Company.

OTHER AGREEMENTS. In recognition of the competitive retail environment and W.
R. Howell's extensive knowledge of the industry, the Company entered into a Personal Services Agreement with Mr. Howell which commenced on March 1, 1997 and ends on the earlier of Mr. Howell's death or March 1, 2002. During the agreement's term, Mr. Howell will provide services to the Company as requested from time to time by the Chairman of the Board, and he further agreed that he will not make any investment in or provide services to any competitor of the Company. In return, the Company will pay Mr. Howell, who retired from the Company on February 28, 1997 at age 61, an annual retainer of $300,000 as well as a one-time Common Stock award having a market value of $5 million with a related tax gross up payment sufficient so that the full value of the award is realized. Mr. Howell will also have use of the Company's corporate aircraft and car and driver when performing requested services, will be reimbursed for reasonable business expenses, including spouse's travel expenses if appropriate, and will be provided with an office and secretarial services during the agreement's term.

RETIREMENT INCOME. The following table shows various estimated maximum aggregate annual retirement incomes payable to the Company's management employees who receive profit incentive compensation and retire at age 60 (the age at which most management personnel currently voluntarily retire).

                       ESTIMATED RETIREMENT INCOME TABLE

                                      Years of Service
                 -----------------------------------------------------------
Average
Final
Compensation        15       20       25        30         35         40
----------------------------------------------------------------------------
$  250,000       $ 87,500 $100,000 $112,500 $  125,000 $  131,250 $  137,500
   500,000        175,000  200,000  225,000    250,000    262,500    275,000
   750,000        262,500  300,000  337,500    375,000    393,750    412,500
 1,000,000        350,000  400,000  450,000    500,000    525,000    550,000
 1,250,000        437,500  500,000  562,500    625,000    656,250    687,500
 1,500,000        525,000  600,000  675,000    750,000    787,500    825,000
 1,750,000        612,500  700,000  787,500    875,000    918,750    962,500
 2,000,000        700,000  800,000  900,000  1,000,000  1,050,000  1,100,000
Each additional
$   50,000         17,500   20,000   22,500     25,000     26,250     27,500
----------------------------------------------------------------------------

  Average Final Compensation for pension formula purposes generally includes "Salary", "Bonus", and PUP payments included in "LTIP Payouts" as reported under these columns of the Summary Compensation Table on page 15.

  The present annual pension benefit payable after normal retirement (age 65 or later) to participants in the Company's Pension Plan ("Pension Plan") with service after December 31, 1988, generally is equal to the sum of .75% times the "average final compensation" up to the "Average Social Security Wage Base" plus 1.25% times the "average final compensation" in excess of the "Average Social Security Wage Base" multiplied by the number of years of "credited service" up to a maximum of 35 such years. In addition to this annual pension benefit, a participant may receive an annual retirement benefit generally equal to 0.25% of his or her average final compensation times his or her years of credited service that exceed 25 years of credited service, but do not exceed 35 such years. "Average final compensation" is the average of the highest five consecutive full calendar years of compensation out of the employee's last ten years in the Pension Plan. "Average Social Security Wage Base" is the average of the 35 consecutive years of wages subject to the Social Security Tax, ending with the year an employee qualifies for unreduced Social Security retirement benefits. The Pension Plan contains provisions for early retirement and optional forms of benefit payments.

  A Supplemental Retirement Program for Management Profit-Sharing Associates ("Supplemental Retirement Program") provides certain supplemental retirement benefits, including Social Security substitute payments until age 62, to certain management employees, including executive officers, who voluntarily retire prior to age 65 in accordance with the Supplemental Retirement Program and whose aggregate retirement and estimated Social Security benefits would otherwise be below specified minimum retirement income levels. Participation in the Supplemental Retirement Program is limited to associates eligible for participation on or prior to December 31, 1995.

  The Internal Revenue Code ("Code") imposes certain limitations on the maximum benefits that may be earned under "qualified" retirement plans, such as the Pension Plan and the LESOP. In 1995, the Company adopted the J. C. Penney Company, Inc. Benefit Restoration Plan ("Benefit Restoration Plan"), which provides to impacted management associates certain benefits which, under the Code, cannot be earned under the Pension Plan and LESOP. Prior to August 1, 1995, the benefits provided under the Benefit Restoration Plan were provided under the Supplemental Retirement Program.

  Estimated annual retirement incomes reflected in the table are assumed for this purpose to comprise the total of (i) the benefit under the Pension Plan,
(ii) the value at retirement of the aggregate of Company contributions made to the Company's LESOP and predecessor plans, and earnings thereon, (iii) the benefit under the Benefit Restoration Plan, and (iv) the benefit under the Supplemental Retirement Program, assuming the payment of all such benefits in the form of a straight life annuity. The Named Executive Officers (other than Mr. Newman) currently have, respectively, the following years of "credited service" and approximate assumed "average final compensation" recognized for calculation of benefits under the Benefit Restoration Plan and the Supplemental Retirement Program: Mr. Oesterreicher, 33 years, $1,450,824; Mr. Tygart, 37 years, $1,064,705; Mr. Cody, 34 years, $805,917; and Mr. Hutchens, 36 years, $755,763.

  Mr. Newman does not participate in the Pension Plan but he does participate in the Eckerd Corporation Pension Plan ("Eckerd Pension Plan"), a pension plan in place prior to the Company's acquisition of Eckerd. The table below shows the various estimated minimum annual retirement benefits payable to participants under the Eckerd Pension Plan.

                           ECKERD PENSION PLAN TABLE

                                     Years of Service
                 --------------------------------------------------------------------
Final
Average
Compensation        15             20             25             30             35
-------------------------------------------------------------------------------------
$  250,000       $ 59,250       $ 79,000       $ 98,750       $ 98,750       $ 98,750
   350,000         82,950        110,600        138,250        138,250        138,250
   450,000        106,640        142,200        177,750        177,750        177,750
   550,000        130,350        173,800        217,250        217,250        217,250
   650,000        154,050        205,400        256,750        256,750        256,750
   750,000        177,750        237,000        296,250        296,250        296,250
   850,000        201,450        268,600        335,750        335,750        335,750
   950,000        225,150        300,200        375,250        375,250        375,250
 1,050,000        248,850        331,800        414,750        414,750        414,750
 1,150,000        272,550        363,400        454,250        454,250        454,250
 1,250,000        296,250        395,000        493,750        493,750        493,750
 1,350,000        319,950        426,600        533,250        533,250        533,250
 1,450,000        343,650        458,200        572,750        572,750        572,750
-------------------------------------------------------------------------------------

  The Eckerd Pension Plan is qualified under the Code and is non-contributory. Eckerd employees who retire or terminate as vested participants are entitled to receive retirement benefits under a final average compensation formula. The Eckerd Pension Plan provides for a minimum annual retirement benefit at age 65 after 25 years of service equal to 24% of final average compensation plus 15.5% of final average compensation in excess of an employee's average Social Security maximum taxable wage base for the 35 years ending with the employee's Social Security normal retirement age. The minimum annual retirement benefit includes the income which could be provided by a monthly annuity for life purchased with the Eckerd Profit-Sharing Plan vested account balance. For purposes of the Eckerd Pension Plan, final average compensation is the average compensation (including base salary, KMBP payments, and PUP payments, as reported in the "Salary", "Bonus", and "Long Term Incentive Plan Payouts" columns of the Summary Compensation Table) for the highest consecutive five of the final ten years of employment. It also includes certain perquisites. The minimum annual retirement benefits shown above are age 65 single life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. To the extent benefits cannot be provided under the Eckerd Pension Plan due to the limitations imposed by Sections 415 and 401(a)(17) of the Code, such benefits will be provided under The Eckerd Corporation Executive Excess Plan (the "Excess Plan"), which is not qualified under the Code. Mr. Newman's years of service and current level of compensation recognized for retirement purposes (which would be used to calculate average annual compensation) are four years and $1,179,792. Since Mr. Newman has not completed five years of service with Eckerd and therefore does not yet have a vested benefit, there is no relevant final average compensation calculation for him.

  Mr. Newman also participates in the Eckerd Corporation First Executive Supplemental Benefit Plan ("ESBP"), which was in place prior to the time the Company acquired Eckerd and is a non-qualified, non-contributory plan that provides for supplemental retirement and death benefits for the executive officers and other key management employees of Eckerd.

  The following table sets out the estimated annual benefits payable under the ESBP at age 65 for the noted levels of midpoint salaries:

                       Annual
             Covered  Benefit
             Salary   Payable
                  ------------
            $100,000  $ 25,000
             200,000    50,000
             300,000    75,000
             400,000   100,000
             500,000   125,000
             600,000   150,000
             700,000   175,000
                  ------------

  Under the ESBP, Eckerd is obligated to pay a participant an annual amount equal to 25% of the participant's covered salary in equal monthly installments for fifteen years commencing at age 65. The annual benefit shown assumes that the sum of the participant's age and the number of years of service (which cannot be less than five) is at least 70. If it is less than 70, then the annual benefit is prorated pursuant to a prescribed formula. The covered salary is the midpoint of a salary range for a particular executive position as calculated by Eckerd. Mr. Newman's 1997 covered salary recognized for retirement purposes was $646,700 and his years of service recognized for purposes of the ESBP were four years. The ESBP also provides that, in the event of the death of a participant prior to retirement, the participant's beneficiary is entitled to receive either (a) a lump sum payment equal to four times the participant's covered salary, or (b) an amount equal to 90% of the participant's covered salary for the first year after death plus 45% of the covered salary annually for the next nine years.

APPROVAL OF AUDITORS (PROPOSAL 2)

KPMG Peat Marwick LLP, independent certified public accountants, and members of the SEC Practice Section of the AICPA Division for CPA firms, have been auditors of the Company's consolidated financial statements since 1916. Their employment for the purpose of auditing the Company's financial statements for the fiscal year ending January 30, 1999, has been authorized by the Board, upon the recommendation of the Audit Committee. Stockholder approval of such employment is requested.

  It is anticipated that a representative of KPMG Peat Marwick LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

  The total amount paid to KPMG Peat Marwick LLP for all services related to the fiscal 1997 audit of the Company's consolidated financial statements was approximately $2,600,000.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER RESOLUTIONS

The Company has been informed that Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, a recordholder of 100 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER ONE (PROPOSAL 3)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

RESOLVED: "That the shareholders of J. C. Penney recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

REASONS: "Until recently, directors of J. C. Penney were elected annually by all shareholders."

"The great majority of New York Stock Exchange listed corporations elect all their directors each year."

"This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

"Last year the owners of 92,109,655 shares, representing approximately 42.3% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

Prior to the 1985 Annual Meeting of Stockholders, directors were elected annually for a one-year term. At the 1985 meeting, stockholders by a substantial majority approved amendments to the Company's Restated Certificate of Incorporation, as amended, and to its Bylaws providing, among other things, that the Board be divided into three classes of directors serving staggered three-year terms with each class being as nearly equal in number as possible ("Classified Board Amendments").

  In the proxy statement for that meeting, which contained a detailed discussion of the reasons for the Board's recommendation, the Board stated that the overall purpose of the Classified Board Amendments was to assure continuity and stability in the Company's operations. With a classified Board, it is more likely that a majority of the directors at any time will have had prior experience as directors of the Company, thereby facilitating continuity and planning for the Company's business. The directors do not believe that the classified status of the Board results in the directors being less accountable to stockholders or results in the self-perpetuation of the Board. For these reasons, the Board believes that a classified Board protects the interests of stockholders.

  The Board continues to hold the view that the reasons set forth in the 1985 proxy statement are valid and that the election of directors by classes should be maintained.

  It should be noted that adoption of this proposal would not in itself "reinstate" the annual election of directors but would simply amount to a request that the Board consider taking the "necessary steps" to accomplish such reinstatement. If the Board were to consider such a request desirable, it would then have to present a formal amendment repealing the classified Board provision to the Company's stockholders for their approval at a meeting of stockholders.

  A stockholder proposal virtually identical to this proposal was defeated by the votes of Company stockholders at the 1997, 1996, 1995, 1994, 1993, 1992, 1991, 1990, 1989, and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD CONTINUES TO RECOMMEND A VOTE AGAINST THIS PROPOSAL.

  The Company has also been informed that the Southern Regional Joint Board of the Union of Needletrades, Industrial and Textile Employees, AFL-CIO, CLC, 2100 L Street, N.W., Suite 210, Washington, D.C. 20037, a recordholder of 56 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER TWO (PROPOSAL 4)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

Resolved: The shareholders of J. C. Penney Company, Inc. ("Company") request the Board of Directors to redeem the Preferred Stock Purchase Rights issued February 14, 1990, unless said issuance is approved by the affirmative vote of a majority of outstanding shares at a meeting of shareholders as soon as practical.

  Support for this resolution has grown steadily since it was first introduced. Last year it received approximately 51% of shares present and voting at the annual meeting, up from 41% of votes cast two years ago.

  In February 1990, the Company's Board of Directors authorized the distribution of Preferred Stock Purchase Rights ("right" or "rights"). These rights are a type of corporate anti-takeover device commonly known as a poison pill.

  Under its terms, one right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, 1/400 of a share of the Company's Series A Junior Participating Preferred Stock at a purchase price of $140. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the common shares or has commenced or intends to commence a tender offer upon consummation of which such person or group would own 30% or more of the common shares. The Company may redeem the rights for $.01 per right subject to adjustment.

  We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill-type device.

  Rights plans like ours have become increasingly unpopular in recent years. In 1997, a majority of shareholders at Bausch & Lomb, Wellman, Columbia/HCA Healthcare and Fleming Companies, among others, voted in favor of proposals asking management to redeem or repeal poison pills.

  The effects of poison pill rights plans on the trading value of companies' stock have been researched extensively. A 1986 study by the U. S. Securities and Exchange Commission's Office of the Chief Economist on the economics of the rights plans stated, "the stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." Another, more recent, study by Professor Michael Ryngaert singled out rights plans such as the one authorized by our Company for their negative effect on shareholder value. A 1992 study by Professor John Pound of Harvard University and Lilli A. Gordon of The Gordon Group found a correlation between high corporate performance and the absence of poison pills.

  In light of the debatable economic benefit of our rights plan and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should be either redeemed or voted on.

  We urge shareholders to vote FOR this resolution.

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

Your Board of Directors believes that the Rights Agreement ("Rights Plan") is an appropriate and effective tool to maximize the value of the Company's stock in the context of a potential takeover of the Company.

  Companies continue to adopt new rights plans, and renew existing ones, in large numbers (over 300 new plans were adopted by U.S. companies in 1997), consistent with the increasing number of studies demonstrating the economic benefits that rights plans provide for stockholders. Studies in March and October of 1988 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies adopting rights plans do not lessen the value of their stock, and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69% higher than those received by companies not protected by such plans. Similarly, a March 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester determined that rights plans do not deter takeovers, but do increase the takeover premium. This was reconfirmed by a subsequent study by Comment and Schwert in 1995. A February 1996 study by Johan Molin of The Economic Research Institute, Stockholm School of Economics, also concludes that rights plans are in the interest of the stockholders of the adopting company. A 1997 JPMorgan study also found that consistently higher premiums were paid for companies with rights plans in place. Finally, a November 1997 study by Georgeson & Company reported that rights plans contributed an additional $13 billion in stockholder value during the past five years, and that stockholders of acquired companies without such protection gave up $14.5 billion in potential premiums. Georgeson & Company also reported that the presence of a rights plan at a target company did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one.

  In February 1990, the Board of Directors unanimously adopted the Rights Plan, which provided for a dividend distribution of one Preferred Stock Purchase Right (collectively, "Rights") for each outstanding share of the Company's Common Stock. This action was taken in connection with the Company's redemption of the rights issued pursuant to its original rights plan adopted by the Board in

1986 (together, the "Plans"). Based on the Board's collective business experience and knowledge of the Company, it determined that the adoption of the Plans was in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs for the benefit of the Company's stockholders. It should be noted that the Company has had an independent outside Board of Directors for over 18 years. In adopting the Rights Plan, the directors received the advice of outside legal counsel as to their fiduciary obligations to stockholders. The Rights Plan was not adopted nor will it be used for entrenchment purposes. The Board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders, nor will it deter the initiation of a proxy contest.

  The Rights Plan encourages potential acquirors to negotiate directly with the Board, which is in the best position to negotiate on behalf of all stockholders, to evaluate the adequacy of any potential offer, and to protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which unfairly discriminate among stockholders. The Rights Plan is designed to provide the Board with adequate time and flexibility to negotiate on behalf of all the Company's stockholders and enhances the Board's ability to negotiate the highest possible offer from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly. Again, the Rights Plan would not prevent a takeover on terms determined by the Board of Directors to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest.

  Indeed, at such time as the Board of Directors determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, it may redeem the Rights. Merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders. Therefore, rather than deterring good-faith negotiations between a potential acquiror and the Board, the Rights Plan encourages a would-be acquiror to meet and negotiate in good faith with the target's board of directors. It thereby enhances the Board's ability to obtain a better price for all stockholders in the event the Company is to be acquired.

  At the 1997, 1996, 1995, 1994, 1993, and 1992 Annual Meetings of
Stockholders stockholder proposals virtually identical to this proposal were defeated. Also, substantially similar proposals relating to the original 1986 rights plan were defeated at the 1987 and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 10, 1998.

  Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

  The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

  Stockholders were advised by a notice to stockholders dated January 15, 1998 that any nomination for director and notice of any such business to be properly brought before the 1998 Annual Meeting had to be made by stockholders no later than February 14, 1998. It is currently expected that the 1999 Annual Meeting of Stockholders will be held on or about May 21, 1999, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 10, 1998) must be given by stockholders by February 20, 1999. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company's Bylaws are available from the Secretary of the Company.

CONFIDENTIAL VOTING

The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations, including telephone voting, which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, and employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a stockholder has made a written comment on such material.

OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be properly presented. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                              /s/ C. R. LOTTER
                                              C. R. Lotter, Secretary

                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By properly executing this card on the reverse, or by voting via telephone, you are authorizing George Nigh, J.C. Pfeiffer and A.W. Richards, or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 15, 1998, at 10:00 A.M., local time, and at any adjournment or postponement thereof ("Meeting"), upon such business as may come before the Meeting, including the items set forth on the reverse ("Business").

AS DESCRIBED IN THE PROXY STATEMENT, THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS AT SUCH MEETING FOR THE CHASE MANHATTAN BANK ("AGENT") FOR SUCH BUSINESS FOR PARTICIPANTS IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP") BOTH FOR COMMON STOCK (IF ANY) ALLOCATED TO YOUR ACCOUNTS AND FOR COMMON STOCK ALLOCATED TO OTHER DRIP PARTICIPANTS' ACCOUNTS FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED BY MAY 12, 1998 ("UNDIRECTED STOCK"). IF THIS VOTING INSTRUCTION CARD IS EXECUTED AND RECEIVED BY MAY 12, 1998, OR IF YOU HAVE VOTED BY TELEPHONE BY SUCH DATE, THE AGENT WILL VOTE AS FOLLOWS: (A) FOR COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS, IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN AND (B) FOR UNDIRECTED STOCK, IN THE SAME PROPORTION AS ALL COMMON STOCK ALLOCATED TO ACCOUNTS FOR WHICH INSTRUCTION CARDS OR TELEPHONE VOTES RECEIVED BY MAY 12, 1998 HAS BEEN VOTED.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) M.A. Burns, (02) J.E. Oesterreicher, (03) Francisco Sanchez-Loaeza, and
(04) C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE, OR FOLLOW THE TELEPHONE VOTING INSTRUCTIONS.

Your vote is important and cannot be recorded by the proxies or Agent unless this card is properly executed by you and returned, or unless you vote by telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by telephone. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)
--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a Touch Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR
                                      --

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

-------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

Please mark your votes as indicated in this example [X]
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

1.  Election of Directors:                            2. Approval of Auditors.
Nominees for Election of Directors for the term set
forth in the Proxy Statement are: 01 M.A. Burns,        FOR    AGAINST  ABSTAIN
02  J.E. Oesterreicher, 03 Francisco Sanchez-Loaeza     [ ]      [ ]      [ ]
04  C.S. Sanford, Jr.

   FOR all nominees        AUTHORITY WITHHELD
   except as noted         as to all nominees
         [ ]                      [ ]

   ------------------------------------------
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
3.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    classification of Board.                            [ ]      [ ]      [ ]

4.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    rights dividend.                                    [ ]      [ ]      [ ]

--------------------------------------------------------------------------------

                                         I/we plan to attend the meeting  [ ]

--------------------------------------------------------------------------------

  ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

--------------------------------------------------------------------------------


SIGNATURE____________________________SIGNATURE______________________DATE________
PLEASE SIGN AND DATE
Please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

    [PICTURE OF TELEPHONE      VOTE BY TELEPHONE      [PICTURE OF TELEPHONE
        APPEARS HERE]                                     APPEARS HERE]
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 . After dialing the toll-free number listed below, you will be asked to enter the Control Number which is located in the box in the lower right hand corner of the proxy instruction card.

--------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
Press 1.
--------------------------------------------------------------------------------
              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
--------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, press 0.
You will hear these instructions:
--------------------------------------------------------------------------------

Proposal 1:  To VOTE FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

             To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
--------------------------------------------------------------------------------
        PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.

                             THANK YOU FOR VOTING.


        CALL TOLL FREE ON A TOUCH TONE TELEPHONE
               1-800-840-1208 - ANYTIME
        There is NO CHARGE to you for this call.

                           J. C. Penney Company, Inc.
                          PROXY/VOTING INSTRUCTION CARD
                                ALLOCATED STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, OR BY VOTING BY TELEPHONE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE ON YOUR BEHALF, IN ACCORDANCE WITH YOUR INSTRUCTIONS, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD FOR YOU IN ACCOUNTS UNDER THE PLANS ("ALLOCATED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 15, 1998, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. IF THIS PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE, OR IF YOU HAVE NOT VOTED BY TELEPHONE, BY MAY 12, 1998, YOUR ALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY THAT DATE FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THEIR UNALLOCATED/UNDIRECTED PROXY/VOTING INSTRUCTION CARDS OR VOTED BY TELEPHONE IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) M.A. Burns, (02) J.E. Oesterreicher, (03) Francisco Sanchez-Loaeza, and
(04) C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE, OR FOLLOW THE TELEPHONE VOTING INSTRUCTIONS.

Your instructions as to your Allocated Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by telephone, by MAY 12, 1998. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote via telephone. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

--------------------------------------------------------------------------------

    TO DIRECT THE TRUSTEE TO VOTE: CALL TOLL FREE ON A TOUCH TONE TELEPHONE
                            1-800-840-1208 - ANYTIME
                    There is NO CHARGE to you for this call.
                                       OR
SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS MIDDLE STUB. THANK YOU.

--------------------------------------------------------------------------------

                           J. C. Penney Company, Inc.
                          PROXY/VOTING INSTRUCTION CARD
                        UNALLOCATED AND UNDIRECTED STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT~SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, OR BY VOTING BY TELEPHONE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD UNDER THE PLANS (I) NOT YET ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS ("UNALLOCATED STOCK") AND (II) ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS FROM WHOM AN EXECUTED PROXY/VOTING INSTRUCTION CARD OR TELEPHONE VOTE IS NOT RECEIVED BY THE TRUSTEE BY MAY 12, 1998 ("UNDIRECTED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 15, 1998, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. UNDIRECTED STOCK AND UNALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY MAY 12, 1998 FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THIS PROXY/VOTING INSTRUCTION CARD OR VOTED BY TELEPHONE IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) M.A. Burns, (02) J.E. Oesterreicher, (03) Francisco Sanchez-Loaeza, and
(04) C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE, OR FOLLOW THE TELEPHONE VOTING INSTRUCTIONS.

Your instructions as to Unallocated Stock and Undirected Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 12, 1998, or if you have voted by telephone by such date. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by telephone. No postage is required if this envelope is mailed in the United States.

(Continued on reverse side)

-------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

Please mark your votes as indicated in this example [X]
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

1.  Election of Directors:                            2. Approval of Auditors.
Nominees for Election of Directors for the term set
forth in the Proxy Statement are: 01 M.A. Burns,        FOR    AGAINST  ABSTAIN
02  J.E. Oesterreicher, 03 Francisco Sanchez-Loaeza,    [ ]      [ ]      [ ]
04  C.S. Sanford, Jr.

   FOR all nominees        AUTHORITY WITHHELD
   except as noted         as to all nominees
         [ ]                      [ ]

   ------------------------------------------

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

3.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    classification of Board.                            [ ]      [ ]      [ ]

4.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    rights dividend.                                    [ ]      [ ]      [ ]
--------------------------------------------------------------------------------
             ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE
                     YELLOW ENCLOSED INSTRUCTIONS FORM***
--------------------------------------------------------------------------------
SIGNATURE____________________________  DATE________
PLEASE SIGN AND DATE
Please sign your name exactly as stenciled hereon.
--------------------------------------------------------------------------------
   TO DIRECT THE TRUSTEE TO VOTE: CALL TOLL FREE ON A TOUCH TONE TELEPHONE
                           1-800-840-1208 - ANYTIME
                   There is NO CHARGE to you for this call.
                                      OR
SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS MIDDLE STUB. THANK YOU.
--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

Please mark your votes as indicated in this example [X]
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

1.  Election of Directors:                            2. Approval of Auditors.
Nominees for Election of Directors for the term set
forth in the Proxy Statement are: 01 M.A. Burns,        FOR    AGAINST  ABSTAIN
02  J.E. Oesterreicher, 03 Francisco Sanchez-Loaeza,    [ ]      [ ]      [ ]
04  C.S. Sanford, Jr.

   FOR all nominees        AUTHORITY WITHHELD
   except as noted         as to all nominees
         [ ]                      [ ]

   ------------------------------------------
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:

3.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    classification of Board.                            [ ]      [ ]      [ ]

4.  Stockholder resolution regarding                    FOR    AGAINST  ABSTAIN
    rights dividend.                                    [ ]      [ ]      [ ]
--------------------------------------------------------------------------------
             ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE
                     YELLOW ENCLOSED INSTRUCTIONS FORM***
--------------------------------------------------------------------------------
SIGNATURE____________________________ DATE________
PLEASE SIGN AND DATE
Please sign your name exactly as stenciled hereon.
--------------------------------------------------------------------------------

                           J.C. PENNEY COMPANY, INC.

                       TELEPHONE VOTING INSTRUCTIONS FORM

               LISTED BELOW ARE INSTRUCTIONS ON HOW TO VOTE YOUR
           ALLOCATED AND YOUR UNALLOCATED AND UNDIRECTED PROXY CARDS

                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

  1. Call TOLL FREE 1-800-840-1208 on a Touch Tone Telephone and follow the instructions below, and use the control numbers on the lower right on your proxy cards. There is NO CHARGE to you for this call.

                                       OR
                                       --

  2. Mark, sign and date your proxy cards and return them promptly in the enclosed envelope.

    [PICTURE OF TELEPHONE      VOTE BY TELEPHONE      [PICTURE OF TELEPHONE
        APPEARS HERE]                                     APPEARS HERE]
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy cards.

 . After dialing the toll-free number listed above, you will be asked to enter the Control Number on your first proxy card. The number is located in the box in the lower right hand corner of the card.

--------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press
1.
--------------------------------------------------------------------------------
              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
--------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

Proposal 1: To VOTE FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

            To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

 . You will be asked to call the toll-free number again to vote your second proxy card, and will be asked to enter the Control Number which is located in the box in the lower right hand corner of your second card. The voting instructions will be the same as above.

 . If you also own common stock in addition to those shares beneficially owned in the Plans, please call the toll-free number again to vote the proxy card for these shares.

--------------------------------------------------------------------------------
          PLEASE DO NOT RETURN THE PROXY CARDS IF YOU VOTED BY PHONE.
--------------------------------------------------------------------------------
                             THANK YOU FOR VOTING.

                    CALL TOLL FREE ON A TOUCH TONE TELEPHONE
                            1-800-840-1208 - ANYTIME
                    There is NO CHARGE to you for this call.